Exhibit 99.1

Contact: Tracy McLauchlin, CFO

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2020 Second Quarter Results

- Revenue of $291 million, an increase of 13% year-over-year

- Net Income Per Share of $0.29 and Adjusted Net Income Per Share of $0.38

HOUSTON — May 5, 2020 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended March 31, 2020.

Second Quarter 2020 Highlights

•	Revenue of $291 million for the second quarter of fiscal 2020, an increase of 13.4% compared with $257 million for the same quarter of fiscal 2019

•	Operating income of $9.2 million for the second quarter of fiscal 2020, an increase of 12.3% compared with $8.2 million for the same quarter of fiscal 2019

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Net income attributable to IES of $6.2 million, or $0.29 per diluted share, for the second quarter of fiscal 2020, compared with $5.5 million, or $0.26 per diluted share, for the same quarter of fiscal 2019

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Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) decreased (2.4)% to $8.0 million, or $0.38 per diluted share, for the second quarter of fiscal 2020, compared with $8.2 million, or $0.38 per diluted share, for the same quarter of fiscal 2019

•	Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $469 million as of March 31, 2020

•	Backlog (a non-GAAP financial measure, as defined below) of approximately $587 million as of March 31, 2020

Six Months 2020 Highlights

•	Revenue of $567 million for the first six months of fiscal 2020, an increase of 13.3% compared with $501 million for the same period of fiscal 2019

•	Operating income of $21.6 million for the first six months of fiscal 2020, an increase of 22.0% compared with $17.7 million for the same period of fiscal 2019

•

Net income attributable to IES of $14.7 million, or $0.69 per diluted share, for the first six months of fiscal 2020, compared with $12.4 million, or $0.58 per diluted share, for the same period of fiscal 2019

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Adjusted net income attributable to IES increased 16.3% to $19.3 million, or $0.91 per diluted share, for the first six months of fiscal 2020, compared with $16.6 million, or $0.77 per diluted share, for the same period of fiscal 2019

Management Commentary

Gary Matthews, Chief Executive Officer, stated, “The safety and health of our employees, customers, and communities are our top priority and I am proud of how the entire IES family has adapted and persevered in these unprecedented times. Our second quarter results reflect the commitment of the teams at our operating units, who diligently continued to serve our customers and the critical infrastructure they support, which ranges from data centers to medical facilities to housing. While we anticipate that the challenges arising from COVID-19 will not be over soon, we believe that our resilient portfolio of businesses, sound financial position, and the dedication of the entire IES team will continue to be key assets that help us meet the needs of our customers.

“Operationally, the Company performed well during the second quarter in the face of the coronavirus pandemic and disruptions as many of our business activities were deemed to be essential under state or local directives based on the customers or markets served. Despite delays on certain projects, consolidated revenue and operating income increased 13% and 12%, respectively, over the same quarter last year. Both our Residential and Communications segments continued their strong growth with revenue increasing 39% and 36%, respectively, compared to the same quarter last year, while operating income increased 85% and 67%, respectively. Our Commercial & Industrial segment continued to be impacted by a combination of project execution difficulties on certain projects and reduced volume in a competitive marketplace, compounded by disruptions caused by COVID-19. In response, we are taking steps to improve this segment’s performance, including changes to its organization structure, sales strategy, and cost structure. We are moving to reduce overhead expenses

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and have progressed to the implementation phase on our procurement project, which we expect to yield savings on materials purchased in the coming quarters. Our Infrastructure Solutions segment experienced a 15% revenue decrease and an 18% decrease in operating income compared to the same quarter last year, largely reflecting project delays and a strong comparable quarter a year ago.

“As part of our capital allocation strategy, we expanded our business with two strategic bolt-on acquisitions, Aerial Lighting & Electric and Plant Power & Control Systems. The acquisition of Aerial Lighting & Electric accelerates our Residential segment’s growth into a new market while Plant Power & Control Systems expands the electro-mechanical products and services offered by our Infrastructure Solutions segment. Both companies have strong leaders and effective management teams and we are delighted to welcome them to the IES family.”

Tracy McLauchlin, Chief Financial Officer, added, “We entered the COVID-19 crisis in a position of financial strength and finished the quarter with a cash balance, net of debt, of $15 million as of March 31, 2020, after deploying $29 million to acquire Aerial Lighting & Electric and Plant Power & Control Systems. As our strong second quarter cash flow demonstrates, we are keenly focused on working capital management and prudent capital spending. Although we ended the second quarter with a long-term debt balance of $29 million, we subsequently have repaid $15 million of that amount in April 2020. While the full impact of the pandemic on our business is unclear at this time, and we may see additional project delays and cancellations, we believe that our backlog of $587 million at quarter-end provides visibility for the remainder of fiscal 2020 and into fiscal 2021. In addition, we expect that our strong liquidity position and disciplined capital allocation philosophy will continue to support our long-term growth strategy, while helping to position the Company to manage through times of economic uncertainty.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $306 million at September 30, 2019, including approximately $144 million resulting from net operating losses on which a deferred tax asset is not recorded. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “ownership change” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

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Stock Buyback Plan

In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended March 31, 2020, the Company repurchased 178,431 shares at an average price of $22.60 per share, and for year-to-date fiscal 2020, the Company repurchased 198,248 shares at an average price of $22.59 per share. The Company had 1,058,737 shares remaining under its stock repurchase authorization at March 31, 2020.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES, adjusted earnings per share attributable to IES, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to IES, adjusted earnings per share attributable to IES, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES’s industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its

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future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020, to be filed with the Securities and Exchange Commission (“SEC”) by May 5, 2020, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2019 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

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General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

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IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Revenues	$291.3	$256.9	$567.3	$500.8
Cost of services	240.0	213.7	465.8	415.9

Gross profit	51.3	43.2	101.5	84.8
Selling, general and administrative expenses	42.0	35.1	79.9	67.2

Operating income	9.2	8.2	21.6	17.7

Interest expense	0.3	0.5	0.6	1.1
Other (income) expense, net	0.3	(0.1)	0.4	(0.1)

Income from operations before income taxes	8.6	7.8	20.6	16.7
Provision for income taxes	2.4	2.3	5.9	4.2

Net income	6.2	5.5	14.7	12.4

Net loss attributable to noncontrolling interest	—	—	—	(0.1)

Net income attributable to IES Holdings, Inc.	$6.2	$5.5	$14.7	$12.4

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.30	$0.26	$0.70	$0.58
Diluted	$0.29	$0.26	$0.69	$0.58
Shares used in the computation of earnings per share:
Basic (in thousands)	20,847	21,139	20,865	21,188
Diluted (in thousands)	21,122	21,380	21,133	21,425

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE

TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE

ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Net income attributable to IES Holdings, Inc.	$6.2	$5.5	$14.7	$12.4
Provision for income taxes	2.4	2.3	5.9	4.2

Adjusted net income before taxes	8.7	7.8	20.6	16.6
Current tax expense (1)	(0.7)	(0.4)	(1.3)	(0.8)
Severance expense	—	0.8	—	0.8

Adjusted net income attributable to IES Holdings, Inc.	$8.0	$8.2	$19.3	$16.6

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.38	$0.39	$0.92	$0.78
Diluted	$0.38	$0.38	$0.91	$0.77
Shares used in the computation of earnings per share:
Basic (in thousands)	20,847	21,139	20,865	21,188
Diluted (in thousands)	21,122	21,380	21,133	21,425

(1)	Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	March 31,	September 30,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43.8	$18.9
Accounts receivable:
Trade, net of allowance	180.6	186.3
Retainage	37.0	29.2
Inventories	22.3	21.5
Costs and estimated earnings in excess of billings	27.5	29.9
Prepaid expenses and other current assets	12.7	10.6

Total current assets	323.8	296.5

Property and equipment, net	26.1	25.7
Goodwill	60.5	50.6
Intangible assets, net	43.8	26.6
Deferred tax assets	33.9	40.9
Operating right of use assets	34.8	—
Other non-current assets	3.4	4.9

Total assets	$526.3	$445.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$164.9	$152.9
Billings in excess of costs and estimated earnings	45.9	40.6

Total current liabilities	210.8	193.5

Long-term debt	29.0	0.3
Operating long-term lease liabilities	23.5	—
Other non-current liabilities	2.4	1.9

Total liabilities	265.7	195.7

Noncontrolling interest	2.8	3.3
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(15.6)	(12.5)
Additional paid-in capital	192.9	192.9
Retained earnings	80.3	65.6

Total stockholders’ equity	257.8	246.2

Total liabilities and stockholders’ equity	$526.3	$445.3

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Six Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14.7	$12.4
Adjustments to reconcile to net cash provided by operating activities:
Bad debt expense	0.3	0.2
Deferred financing cost amortization	0.2	0.2
Depreciation and amortization	5.6	4.8
Loss on sale of assets	—	0.1
Non-cash compensation expense	1.7	0.7
Deferred income taxes	4.5	4.2
Changes in operating assets and liabilities:
Accounts receivable	8.6	(9.6)
Inventories	(0.2)	(2.9)
Costs and estimated earnings in excess of billings	2.8	3.2
Prepaid expenses and other current assets	(8.9)	(0.8)
Other non-current assets	1.5	(1.4)
Accounts payable and accrued expenses	(2.0)	(0.1)
Billings in excess of costs and estimated earnings	4.1	(0.9)
Other non-current liabilities	(0.2)	(0.7)

Net cash provided by operating activities	32.7	9.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2.9)	(3.9)
Proceeds from sale of assets	0.1	—
Cash paid in conjunction with business combinations	(29.0)	—

Net cash used in investing activities	(31.8)	(3.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	592.4	0.1
Repayments of debt	(563.1)	(10.1)
Cash paid for finance leases	(0.1)	—
Distribution to noncontrolling interest	(0.5)	(0.1)
Purchase of treasury stock	(4.9)	(5.4)

Net cash provided by (used in) financing activities	23.9	(15.6)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24.9	(10.1)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	18.9	26.2

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$43.8	$16.2

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Revenues
Commercial & Industrial	$66.0	$80.0	$133.7	$152.6
Communications	96.0	70.4	180.3	139.8
Infrastructure Solutions	29.3	34.5	60.6	63.9
Residential	100.0	72.1	192.8	144.5

Total revenue	$291.3	$256.9	$567.3	$500.8

Operating income (loss)
Commercial & Industrial	$(4.1)	$1.4	$(4.6)	3.4
Communications	7.2	4.3	14.2	9.3
Infrastructure Solutions	2.3	2.8	5.6	4.2
Residential	7.2	3.9	13.6	7.8
Corporate	(3.4)	(4.2)	(7.2)	(7.0)

Total operating income	$9.2	$8.2	$21.6	$17.7

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Net income attributable to IES Holdings, Inc.	$6.2	$5.5	$14.7	$12.4
Provision for income taxes	2.4	2.3	5.9	4.2
Interest & other expense, net	0.6	0.4	1.0	1.0
Depreciation and amortization	3.3	2.5	5.6	4.8

EBITDA	$12.5	$10.7	$27.2	$22.5
Non-cash equity compensation expense	0.8	0.6	1.7	0.7
Severance expense	—	0.8	—	0.8

Adjusted EBITDA	$13.3	$12.1	$28.9	$23.9

IES HOLDINGS, INC. AND SUBSIDIARIES

SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	March 31,	December 31,	March 31,
	2020	2019	2019
Remaining performance obligations	$469	$430	$424
Agreements without an enforceable obligation (1)	118	79	149

Backlog	$587	$509	$573

(1)

Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.